UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 21, 2022

CANNABIS GLOBAL, INC.

(Name of registrant in its charter)

Nevada	333-146404	99-0539775
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of principal executive offices)

(310) 986-4929

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	CBGL	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2022, the Registrant's Director, Principal Executive Officer and Principal Accounting and Financial Officer, Arman Tabatabaei, resigned his positions. Mr. Tabatabaei's resignations were not the result of any disagreements with the Company, known to an executive officer of the Registrant, as defined in 17 CFR 240.3b-7, on any matter relating to the registrant’s operations, policies, or practices. Mr. Tabatabaei will continue to work with the Company as a non-executive consultant from August 1, 2022, to August 31, 2022, with an option for continued services in the month of September 2022.

Effective July 21, 2022, the Registrant named Edward Manolos as Principal Executive Officer and Principal Accounting and Financial Officer. There were no arrangements or understandings between Mr. Manolos and any other person pursuant to which he was named as Principal Executive Officer and Principal Accounting and Financial Officers. There are no family relationships between Mr. Manolos and any other director or executive officer of the Company. Mr. Manolos has served on the board of directors since May 25, 2019. There have been no transactions between Mr. Manolos and the Company since the beginning of the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K. The registrant and Mr. Manolos entered a contract providing for a monthly salary of $5,000 payable in cash or an equivalent number of common shares.

Mr. Manolos is one of the founders and Directors of Cannabis Global, Inc. and is an accomplished pioneer in California’s Medical Marijuana industry. In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty-five dispensaries from Los Angeles to San Jose including twenty in Los Angeles Pre-ICO/Proposition D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind. He is currently a member of the board of directors of Marijuana Company of America (OTCQB: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document
17.1	Letter from Arman Tabatabaei	Filed Herewith

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS GLOBAL, INC.

Date: July 26, 2022	By:	/s/ Edward Manolos
Edward Manolos (Principal Executive Officer)